Exhibit 99.1

Investor ID Number

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN PACIFIC CAPITAL BANCORP’S PROSPECTUS DATED [•], 2010 (THE “PROSPECTUS”)

AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BNY MELLON SHAREOWNER

SERVICES (BY CALLING, IF YOU ARE LOCATED WITHIN THE U.S., CANADA OR PUERTO RICO, (866) 339-6260 (TOLL FREE) OR IF YOU ARE LOCATED OUTSIDE THE

U.S., (201) 680-6579 (COLLECT)).

Pacific Capital Bancorp (the “Company”) is offering (the “Rights Offering”) to its shareholders of record as of 4:01 p.m., New York City time, on August 30, 2010 (the “Record Date”)

non-transferable rights (each, a “Subscription Right”) to purchase up to an aggregate of 726,975,565 shares of the Company’s common stock, no par value (the “Common Stock”), at a subscription price of $0.20 per share (the “Subscription Price”). Each shareholder of record as of the Record Date will receive, at no charge, 15.335 Subscription Rights for each share of Common Stock owned on the Record Date. Each Subscription Right will allow the holder thereof to subscribe to purchase one share of Common Stock at the Subscription

Price. Subscription Rights may only be exercised in whole numbers; the Company will not issue fractional Subscription Rights and will round all of the Subscription Rights down to the nearest whole number. (See the reverse side for further instructions)

Signature of Stockholder Date Daytime Telephone #

Signature of Stockholder Date Daytime Telephone #

X

X

SHARES TO SUBSCRIBE

SEE INSTRUCTIONS ON THE REVERSE SIDE

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s)

or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

ENCLOSED IS MY CHECK FOR $

PACIFIC CAPITAL BANCORP

EXERCISE OF SUBSCRIPTION RIGHTS

A. Number of shares of Common Stock subscribed for through the exercise of Subscription Rights:             Shares of Common Stock

B. Total Subscription Price (Line A multiplied by $0.20): $

C. Method of Payment, check (1) or (2):

(1) Certified or cashier’s check, bank draft drawn upon a U.S. bank, payable to “BNY Mellon Shareowner Services (acting on behalf of The Bank of

New York Mellon, N.A., the Subscription Agent)” or

(2) Uncertified check payable to “BNY Mellon Shareowner Services”, received no later than [•], 2010. If your funds do not clear your bank before 5:00 p.m., New York City time, Day [•], 2010, your exercise of your Subscription Rights will not be accepted.

SUBSCRIPTION CERTIFICATE NUMBER

SHARES TO SUBSCRIBE

CUSIP NUMBER

SUBSCRIPTION RIGHTS RECORD DATE SHARES

WHERE TO FORWARD YOUR SUBSCRIPTION RIGHTS MATERIALS

By Mail: By Overnight Courier or By Hand:

BNY Mellon Shareowner Services BNY Mellon Shareowner Services

Attn: Corporate Action Dept. Attn: Corporate Action Dept., 27th Floor

P.O. Box 3301 480 Washington Boulevard

South Hackensack, NJ 07606 Jersey City, NJ 07310

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico

1-866-339-6260 (Toll Free)

From outside the U.S.

1-201-680-6579 (Collect)

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE

INFORMATION IN BOX NUMBER D ON THE REVERSE SIDE.

PACIFIC CAPITAL BANCORP NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [•], 2010 AND THIS SUBSCRIPTION RIGHTS CERTIFICATE AND

ELECTION FORM IS VOID THEREAFTER.

WHOLE SHARES

5264 Pacific Capital LT_08 9/30/10 11:54 AM Page 1

④ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

☐	☐	☐	☐	☐	☐	☐	☐	☐

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**

2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ► ____________________

Signature ______________________________ Date ______________

(Instructions continued from the reverse side)

You have been granted the number of Subscription Rights indicated on the reverse side, which entitles you to subscribe for an equal number of shares of Common Stock. The number of Subscription Rights was determined by multiplying the number of shares you owned on the Record Date by 15.335 and, if there was a fraction remaining, rounding down to the nearest whole number.

The Rights Offering expires at 5:00 p.m., New York City time, on [●], 2010 (the "Expiration Date") unless the Company decides, in its sole discretion, to extend the Expiration Date or cancel the Rights Offering earlier.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully accompanying instructions which has been provided to you with this Subscription Rights Certificate and Election Form.

By executing this Subscription Rights Certificate and Election Form on the reverse side, the undersigned hereby acknowledges and agrees to the following terms and conditions: (1) at the time of submitting this Subscription Rights Certificate and Election Form, the undersigned agrees to deliver the full purchase price for all shares of Common Stock, (2) book entry shares in lieu of certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus and (3) the undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Certificate and Election Form.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM

❶ Sign and date Box 1 and include your day time phone number.

❷ If you wish to irrevocably exercise all or any of the Subscription Rights in the Rights Offering, please check this box and indicate the number of Subscription Rights that you wish to irrevocably exercise.

❸ Failure to include the full purchase price will result in BNY Mellon Shareowner Services applying such payment to exercise the Subscription Rights to the fullest extent possible based on the amount of payment received, subject to the elimination of fractional shares. The purchase price must be paid as directed in the Prospectus and accompanying instructions. The Subscription Rights Certificate and Election Form, or Notice of Guaranteed Delivery, and full payment of the total subscription amount for all shares of Common Stock subscribed in the Rights Offering, including final clearance of any uncertified personal checks, must be received by BNY Mellon Shareowner Services before 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised any Subscription Rights, such exercise may not be cancelled, revoked or otherwise amended. Subscription Rights that are not exercised prior to 5:00 p.m., New York City time, on the Expiration Date will expire.

❹ **PLEASE SIGN IN BOX 4 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 4 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2010 AND THIS SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM IS VOID THEREAFTER.